EXHIBIT 10.15

WAIVER AND FIRST AMENDMENT TO

REVOLVING CREDIT AGREEMENT

This WAIVER AND FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Waiver and Amendment”) is made and entered into as of March 25, 2021 (the “Effective Date”), by and among INVESCO REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership (“Borrower”), INVESCO REAL ESTATE INCOME TRUST INC a Maryland corporation (“Parent”), and the Subsidiary Guarantors party hereto, as guarantors (“Guarantors” and together with Borrower, the “Loan Parties”), BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent”) and Letter of Credit Issuer, and the lenders from time to time party hereto (the “Lenders”).

RECITALS

A. The Loan Parties, Administrative Agent and the Lenders have entered into that certain Revolving Credit Agreement dated as of January 22, 2021 (as the same may be amended, modified, supplemented, or restated from time to time, the “Credit Agreement”);

B. Pursuant to: (i) Section 10.17(c) of the Credit Agreement, Borrower agrees not to permit the ratio of (i) Adjusted EBITDA of the Consolidated Group to (ii) Fixed Charges (the “Fixed Charge Coverage Ratio Covenant”), as of the last day of any fiscal quarter of Borrower, to be less than 1.40 to 1.00, commencing on the last day of the first full fiscal quarter in which the Consolidated Group owns at least five Properties;

C. The Loan Parties have informed Administrative Agent and the Lenders that for the fiscal quarter ending December 31, 2020, the Loan Parties were in violation of the minimum Fixed Charge Coverage Ratio Covenant (the “Subject Default”);

D. The Loan Parties have requested a modification to the definition of “EBITDA” under the Credit Agreement and a waiver of the Subject Default, and

E. Administrative Agent and the Lenders are willing to amend the Credit Agreement by this Waiver and Amendment to reflect such modifications and amendments and to grant such release, waiver, and consent, in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. DEFINED TERMS. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement (as amended hereby) shall have the meaning assigned to such term in the Credit Agreement.

2. AMENDMENTS TO CREDIT AGREEMENT. Subject to Section 4 hereof, on and as of the Effective Date, the Credit Agreement is hereby amended as follows:

a. The definition of “EBITDA” set forth in Credit Agreement is hereby amended by modifying clause (a) to read in its entirety as follows “(a) Net Income of the Consolidated Group, in each case, excluding (i) any non-recurring or extraordinary gains and losses for such period, (ii) any income or gain and any loss in each case resulting from early extinguishment of indebtedness, (iii) any Net Income or gain or any loss resulting from a swap or other derivative contract (including by virtue of a termination thereof), and (iv) any expenses incurred by Borrower for the payment of organizational, offering and operating expenses pursuant to Section 11(c) or Section 11(f) of the Investment Advisory Agreement, unless and until such expenses are actually paid in cash by Borrower to Invesco Advisers,”.

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b. The following definitions are hereby inserted in appropriate alphabetical order to read in their entirety as follows:

“Invesco Advisers” means Invesco Advisers, Inc., a Delaware corporation.

“Investment Advisory Agreement” means that certain Amended and Restated Advisory Agreement, dated as of November 19, 2020, by and among Parent Guarantor, Borrower and Invesco Advisers, as the same may be amended, modified, supplemented, restated or amended and restated from time to time with written notice to Administrative Agent.

3. WAIVER. Subject to Section 4 hereof, Administrative Agent, each Lender, and Letter of Credit Issuer hereby waives the Subject Default. The waiver provided for herein shall apply only in respect of, and in connection with, the Subject Default and shall not constitute a consent or waiver of any other action by any Loan Party for which any Loan Party is required to obtain consent or waiver under the terms of the Credit Agreement or any other Loan Document, or any other potential non-compliance by any Loan Party with any other section or provision of the Credit Agreement or any other Loan Document for any other reason whatsoever, whether similar or dissimilar.

4. EFFECTIVENESS OF AMENDMENT. The effectiveness of this Waiver and Amendment is subject to receipt by Administrative Agent of the following:

a. Amendment. This Waiver and Amendment, duly executed and delivered by the Loan Parties, Administrative Agent, the Letter of Credit Issuer and each Lender party hereto; and

b. Fees. Payment of all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all reasonable and documented expenses required to be reimbursed or paid by Borrower hereunder, including, without limitation, the fees and disbursements invoiced through the date hereof of Administrative Agent’s special counsel, Haynes and Boone, LLP.

5. REPRESENTATIONS AND WARRANTIES. Each Loan Party hereby represents and warrants to Administrative Agent, the Lenders, and the Letter of Credit Issuer as follows as of the date hereof and after giving effect to this Waiver and Amendment:

a. Due Authorization and Enforceability. It has the partnership, limited liability company or corporate power, as applicable, and requisite authority to execute this Waiver and Amendment. Such Loan Party is duly authorized to, and has taken all partnership, limited liability company or corporate action, as applicable, necessary to authorize each of them to execute, deliver, and perform its respective obligations under this Waiver and Amendment. This Waiver and Amendment, when executed and delivered by it, shall constitute its legal, valid and binding obligation, and is enforceable against it in accordance with the terms hereof, subject to Debtor Relief Laws and equitable principles.

b. Credit Agreement. The representations and warranties contained in Section 8 of the Credit Agreement are true and correct in all material respects on and as of the Effective Date (except to the extent of changes in facts and circumstances that have been disclosed to Administrative Agent in writing and do not constitute an Event of Default or Default and except to the extent that

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such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and except that for purposes of this Section 5(b), the representations and warranties contained in Section 8.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) through (c), respectively, of Section 9.01 of the Credit Agreement).

c. No Event of Default. After giving effect to this Waiver and Amendment, no Event of Default or Default has occurred and is continuing on the date hereof or will result from the amendments, waivers, consent or releases contemplated herein.

d. No Amendments. There has been no amendment to any of the Organization Documents of any Loan Party since the latest delivery thereof by each Loan Party to Administrative Agent.

6. MISCELLANEOUS.

a. No Other Amendments; Effect on Credit Agreement. After giving effect to the Amendments and Waiver, the terms of the Credit Agreement and all other Loan Documents shall remain in full force and effect as amended or otherwise modified hereby and are hereby ratified and confirmed. Each Loan Party hereby ratifies, confirms and agrees that, after giving effect to the Amendments and Waiver and: (i) the Credit Agreement, the Note, the Loan Documents or any of the other documents or actions referred to herein or therein shall continue to be binding against each party thereto and remain in full force and effect; and (ii) the Collateral Documents executed and delivered by any of the Loan Parties shall continue to secure, in the manner and to the extent provided therein, the payment and performance of the Obligations under the Credit Agreement. Nothing contained in this Waiver and Amendment shall constitute an amendment or waiver of any right, power or remedy of Administrative Agent, any Lender, or any Letter of Credit Issuer under the Credit Agreement or any other Loan Document or applicable law, and Administrative Agent, the Lenders, and the Letter of Credit Issuers each hereby reserve all rights and remedies that each or any of them have or may have under the Credit Agreement, each other Loan Document and any other agreement, document or instrument identified in any of the foregoing or otherwise executed in connection therewith or in connection with the transactions contemplated thereby.

b. Limitation on Agreements. The Amendment and Waiver set forth herein are limited precisely as written and shall not be deemed: (i) to be an amendment to or consent under or waiver of any other term or condition in the Credit Agreement or any of the other Loan Documents or release of any Collateral; (ii) constitute a course of dealing by or among the Loan Parties, Administrative Agent, any Lender, or the Letter of Credit Issuer; or (iii) to prejudice any right or rights which Administrative Agent, any Lender, or the Letter of Credit Issuer now has or may have in the future under, or in connection with, the Credit Agreement or any of the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein.

c. Effect of this Waiver and Amendment. From and after the Effective Date, all references in the Credit Agreement or the Loan Documents to the Credit Agreement or any such Loan Document shall be deemed to be references to the Credit Agreement or such Loan Document, as applicable, after giving effect to this Waiver and Amendment and each reference to “hereof,” “hereunder,” “herein” or “hereby” and each other similar reference and each reference to “this Credit Agreement” and each other similar reference contained in the Credit Agreement or any such Loan Document shall from and after the date hereof refer to the Credit Agreement or such Loan Document, as applicable, as amended hereby.

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d. Headings. The Section headings in this Waiver and Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Waiver and Amendment or any provision hereof.

e. Counterparts. This Waiver and Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one document. Delivery of an executed counterpart of a signature page to this Waiver and Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Waiver and Amendment.

f. Loan Document. This Waiver and Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

g. Governing Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York, without regard to the choice of law principles that might otherwise apply, shall govern the validity, construction, enforcement and interpretation of this Waiver and Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.]

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be duly executed as of the day and year first above written.

LOAN PARTIES:

BORROWER:

INVESCO REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership

By:	Invesco Real Estate Income Trust Inc., a Maryland corporation, its general partner

By:	/s/ R. Lee Phegley, Jr.
Name: R. Lee Phegley, Jr.
Title: Chief Financial Officer

Signature Page to

Waiver and First Amendment to

Revolving Credit Agreement

PARENT GUARANTOR:

INVESCO REAL ESTATE INCOME TRUST INC., a Maryland corporation

By:	/s/ R. Lee Phegley, Jr.
Name: R. Lee Phegley, Jr.
Title: Chief Financial Officer

Signature Page to

Waiver and First Amendment to

Revolving Credit Agreement

SUBSIDIARY GUARANTORS:

5201 INDUSTRY OWNER, LP, a Delaware limited partnership

By:	5201 Industry Owner GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ R. Lee Phegley, Jr.
Name: R. Lee Phegley, Jr.
Title: Vice President

Signature Page to

Waiver and First Amendment to

Revolving Credit Agreement

13034 EXCELSIOR OWNER, LP, a Delaware limited partnership

By:	13034 Excelsior Owner GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ R. Lee Phegley, Jr.
Name: R. Lee Phegley, Jr.
Title: Vice President

Signature Page to

Waiver and First Amendment to

Revolving Credit Agreement

9805 WILLOWS OFFICE, LLC, a Delaware limited liability company

By:	Invesco REIT Operating Partnership LP, a Delaware limited partnership, its sole member

By:	Invesco Real Estate Income Trust Inc., a Maryland corporation, its general partner

By:	/s/ R. Lee Phegley, Jr.
Name: R. Lee Phegley, Jr.
Title: Vice President

Signature Page to

Waiver and First Amendment to

Revolving Credit Agreement

CORTONA RESIDENCES, LLC, a Delaware limited liability company

By:	Invesco REIT Operating Partnership LP, a Delaware limited partnership, its sole member

By:	Invesco Real Estate Income Trust Inc., a Maryland corporation, its general partner

By:	/s/ R. Lee Phegley, Jr.
Name: R. Lee Phegley, Jr.
Title: Vice President

Signature Page to

Waiver and First Amendment to

Revolving Credit Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent, the Letter of Credit Issuer and a Lender

By:	/s/ Matthew L. Lohr
Name: Matthew L. Lohr, Vice President

Signature Page to

Waiver and First Amendment to

Revolving Credit Agreement